Exhibit 10.5

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into effective as of September 16, 2011, by and among CUMULUS MEDIA INC., a Delaware corporation (the “Company”), CRESTVIEW RADIO INVESTORS, LLC, a Delaware limited liability company (“Crestview Investor”), UBS SECURITIES LLC, a Delaware limited liability company (“UBS Investor”), and each person listed on the signature pages hereto that is purchasing securities of the Company pursuant to the UBS Investor Syndication (each, together with its Affiliates, a “Syndicate Investor” and, together with Crestview Investor, and UBS Investor, collectively, the “Investors”).

RECITALS

WHEREAS, the Company, Crestview Investor, and UBS Investor are parties to that certain Amended and Restated Investment Agreement, dated as of April 22, 2011 (as in effect on the date hereof, and as the same may be amended, modified or supplemented after the date hereof, the “Investment Agreement”);

WHEREAS, the Company, UBS Investor and assignees of the UBS Investor Syndication are parties to a Securities Purchase Agreement, dated September 16, 2011 (the “UBS Securities Purchase Agreement”); and

WHEREAS, the Company has agreed to provide certain registration rights to the Investors, as set forth in the Investment Agreement and the UBS Securities Purchase Agreement, and the Company and the Investors are entering into this Agreement to set forth the terms and conditions applicable to such registration rights;

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Company and the Investors agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms not otherwise defined herein have their respective meanings set forth in the Investment Agreement. As used in this Agreement, the following terms have the following meanings:

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Applicable Period” has the meaning set forth in the Existing Registration Agreement.

“BofA Investors” means, together, BA Capital Company, L.P. and Banc of America Capital Investors SBIC, L.P.

“Business Day” means a day other than a Saturday, a Sunday or another day on which commercial banking institutions in New York, New York are authorized or required by law to be closed.

“Class A Common Stock” means the Company’s Class A Common Stock, par value $0.01 per share.

“Class A Warrants” means warrants to purchase shares of Class A Common Stock.

“Class B Warrants” means warrants to purchase shares of Class B Common Stock.

“Class B Common Stock” means the Company’s Class B Common Stock, par value $0.01 per share.

“Closing” means the closing of the transactions contemplated by the Investment Agreement.

“CMP Registration Statement” means the “Closing Shares Registration Statement” as such term is used and defined in the Existing Registration Agreement.

“Company” has the meaning set forth in the preamble, and shall include the Company’s successors.

“Company Common Stock” means shares of the Class A Common Stock, Class B Common Stock and the Company’s Class C Common Stock, par value $0.01 per share.

“Company Indemnified Person” has the meaning set forth in Section 5.2.

“Crestview Investor” has the meaning set forth in the preamble and such term shall include, subject to the provisions of Section 2.2, any transferee to whom registration rights granted pursuant to this Agreement are validly assigned pursuant to Section 6.1 hereof.

“Crestview Lockup Expiration Date” has the meaning set forth in Section 2.1(a).

“Crestview Registrable Securities” has the meaning set forth in Section 2.1(a).

“Crestview Shelf Resale Registration” has the meaning set forth in Section 2.1(a).

“Demand Registration” has the meaning set forth in Section 2.2.

“Demand Registration Statement” means a Registration Statement filed by the Company with the SEC pursuant to Section 2.2 hereof, and all amendments and supplements to such

Registration Statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Disclosure Package” means (i) the preliminary prospectus, (ii) each Free Writing Prospectus and (iii) all other information that is deemed, under Rule 159 promulgated under the Securities Act (or any successor thereto), to have been conveyed to purchasers of securities at the time of sale (including a contract of sale).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

“Excluded Investor” means, as of the date of determination, any Investor that, together with its Affiliates, beneficially owns Registrable Securities constituting less than 0.75% of the outstanding Company Common Stock as of such date.

“Existing Registrable Securities” means those securities of the Company that are “Registrable Securities” as such term is used and defined in the Existing Registration Agreement.

“Existing Registration Agreement” means that certain Registration Rights Agreement, dated August 1, 2011, between the Company and the other parties thereto.

“Fair Market Value” means the fair market value of the applicable class of the Company Common Stock or Class A Warrants, as the case may be, as of the relevant determination date based on the closing sales price of the applicable class of the Company Common Stock or Class A Warrants, as the case may be, on the New York Stock Exchange, NASDAQ or such other stock exchange as the Company Common Stock or Class A Warrants, as applicable, is then listed for trading (and, if not so listed, as determined by the board of directors of the Company in good faith based on relevant facts and circumstances).

“FINRA” means the Financial Industry Regulatory Authority or any successor self-regulatory organization.

“Follow-on Investor” means any Person, other than a transferee that is an Affiliate of an Investor, that (i) becomes an Investor, in a single transaction or in a series of transactions (whether or not related), pursuant to the terms of Section 6.1 in connection with a purchase of Registrable Securities for a gross purchase price of at least twenty-five million dollars ($25,000,000), (ii) beneficially owns Registrable Securities with a Fair Market Value of at least twenty-five million dollars ($25,000,000) as of any date of determination and (iii) the Company has agreed in writing is a Follow-on Investor for purposes of this Agreement.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act (or any successor thereto).

“Indemnified Person” means either an Investor Indemnified Person or Company Indemnified Persons, as applicable.

“Investment Agreement” has the meaning set forth in the Preamble.

“Investor(s)” has the meaning set forth in the preamble, and such term shall include any transferee to whom registration rights granted pursuant to this Agreement are validly assigned pursuant to Section 6.1 hereof.

“Investor Indemnified Person” has the meaning set forth in Section 5.1.

“Lockup Restrictions” has the meaning set forth in Section 3.5.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated March 9, 2011, by and among Citadel Broadcasting Corporation, the Company, Cadet Holding Corporation and Cadet Merger Corporation.

“NASDAQ” means the Nasdaq Stock Market, Inc. or any successor organization thereto.

“Permitted Interruption” has the meaning set forth in Section 2.6(c).

“Person” means an individual, limited liability company, association, joint stock company, partnership, corporation, trust, estate or unincorporated organization.

“Piggyback Registration” has the meaning set forth in Section 2.3.

“Piggyback Investors” has the meaning set forth in Section 2.3.

“Registrable Securities” means Crestview Registrable Securities, and Syndicate Registrable Securities beneficially owned by the Investors, and any shares of Company Common Stock issued or issuable to any Investor with respect thereto by way of stock dividend or distribution, stock split, or in connection with any combination of shares, recapitalization, merger, share exchange, conversion, exercise, consolidation or similar transaction; provided, however, that any such securities shall cease to be Registrable Securities (i) when they have been sold pursuant to a Registration Statement, (ii) on the third (3rd) anniversary of the effective date of a Registration Statement that covers the resale of such Registrable Securities (other than Crestview Registrable Securities, as to which this clause (ii) shall not apply) (exclusive of any period during which the holders of Registrable Securities are prohibited or impaired from disposition of Registrable Securities by reason of the occurrence of a Permitted Interruption), (iii) have been transferred to someone other than an Investor or a Person who becomes an Investor in accordance with Section 6.1 hereof, or (iv) when they have ceased to be outstanding.

“Registration Expenses” has the meaning set forth in Section 3.6.

“Registration Statement” means any Shelf Registration Statement, any Demand Registration Statement and any other registration statement prepared and filed with the SEC pursuant to Article II hereof, and all amendments and supplements to such Registration Statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Required Investors” means, collectively, (i) Crestview Investors holding a majority of the outstanding Crestview Registrable Securities (on an as-exercised basis) held by all Crestview Investors, (ii) Investors (other than Crestview Investors) holding a majority of the outstanding Registrable Securities (on an as-exercised basis) held by all Investors (other than Crestview Investors) and (iii) any Investor who purchases a minimum of 11,500,000 shares of Company Common Stock and/or Class A Warrants in the aggregate pursuant to the Investment Agreement or the UBS Securities Purchase Agreement and any transferee thereof to whom registration rights granted pursuant to this Agreement are validly assigned pursuant to Section 6.1 hereof, in each case so long as such Investor or transferee beneficially owns at least 5,000,000 shares of such Company Common Stock and/or Class A Warrants that constitute Registrable Securities (appropriately adjusted to reflect any stock split, dividend or combination, or any recapitalization, merger, consolidation, exchange or other similar reorganization).

“Rule 144” means Rule 144 promulgated under the Securities Act (or any successor thereto).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

“Shelf Registration Statement” means the Company’s “shelf” Registration Statement on Form S-3 that covers the resale, to be made on a delayed or continuous basis, of securities that constitute Registrable Securities, under Rule 415 promulgated under the Securities Act (or any successor thereto), and all amendments and supplements to such Registration Statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein; provided, that if the Company is a WKSI, such “shelf” Registration Statement shall cover an unspecified number of securities to be sold by the Investors.

“Shelf Resale Registration” has the meaning set forth in Section 2.1(c).

“Shelf Takedown” has the meaning set forth in Section 2.1(d).

“Stockholders’ Agreement” means that certain Stockholders’ Agreement, dated September 16, 2011, by and between the Company, certain Investors and the other parties thereto.

“Syndicate Investor(s)” has the meaning set forth in the preamble and such term shall include any transferee to whom registration rights granted pursuant to this Agreement are validly assigned pursuant to Section 6.1 hereof.

“Syndicate Registrable Securities” means the Class A Common Stock, Class B Common Stock and Class A Warrants, issued or issuable to, and beneficially owned by, UBS Investor or Syndicate Investors pursuant to the Investment Agreement or the UBS Securities Purchase Agreement, or upon conversion, exercise or exchange of any such Class B Common Stock or Class A Warrants, and, solely in the event that all Syndicate Registrable Securities are beneficially owned by Persons other than (a) Persons that are Investors as of the date hereof (without regard to any permitted transferees under Section 6.1 hereof) or (b) Follow-on Investors, are not otherwise transferable by any such UBS Investors or Syndicate Investors under Rule 144 without the volume or manner of sale restrictions under such rule (assuming the Company is not in compliance with the current public information requirements of Rule 144).

“Syndicate Shelf Resale Registration” has the meaning set forth in Section 2.1(b).

“UBS Investor” has the meaning set forth in the preamble and such term shall include any transferee to whom registration rights granted pursuant to this Agreement are validly assigned pursuant to Section 6.1 hereof.

“UBS Investor Syndication” has the meaning set forth in the Investment Agreement.

“UBS Securities Purchase Agreement” has the meaning set forth in the preamble.

“underwritten offering” means a registered underwritten offering in which securities of the Company are sold to one or more underwriters for reoffering to the public, pursuant to which the Company shall use reasonable best efforts to facilitate the distribution and sale of any securities to be offered pursuant to this Agreement, including by having its officers make road show presentations, hold meetings with and make calls to potential investors and take such other actions, including in connection with due diligence investigations described in Sections 4.3 and 4.6(g), as shall be reasonably requested by the Investors initiating such underwritten offering or the lead managing underwriter of an underwritten offering.

“Underwritten Takedown” has the meaning set forth in Section 2.3.

“WKSI” means a “well-known seasoned issuer” as defined in Rule 405 promulgated under the Securities Act (or any successor thereto).

ARTICLE II

DEMAND AND PIGGYBACK RIGHTS

2.1 Shelf Registration Statements.

(a) Crestview Investor will have the right, for so long as the Company is eligible to use Form S-3, to demand that the Company prepare and file a Shelf Registration Statement, and the Company will use its commercially reasonable efforts to cause it to be declared effective by the date that is eighteen (18) months from the Closing (the “Crestview Lockup Expiration Date”) providing for the registration for resale of all of Crestview Investor’s shares of Class A Common Stock, and shares received by Crestview Investor upon exercise of the Class A Warrants or conversion of Class B Common Stock received upon exercise of Class B Warrants, in each case purchased pursuant to the Investment Agreement or otherwise acquired in compliance with the terms and conditions of the Investment Agreement, this Agreement and the Stockholders’ Agreement, and, solely in the event that all Crestview Registrable Securities are beneficially owned by Persons other than (a) Crestview Investor and its Affiliates (without regard to any permitted transferees under Section 6.1 hereof, other than Affiliates of Crestview Investor) or (b) Follow-on Investors, not otherwise transferable under Rule 144 without the requirement to comply with the volume or manner of sale restrictions under such rule (collectively, “Crestview Registrable Securities”), and the Company will keep such registration statement (the “Crestview Shelf Resale Registration”) continuously effective until the earliest of (i) the date that all Crestview Registrable Securities registered thereunder have been sold pursuant to such Crestview Shelf Resale Registration, (ii) the date that all such Crestview Registrable Securities may be sold under Rule 144 without the volume or manner of sale restrictions under such rule and without the requirement for the Company to be in compliance with the current public information required under Rule 144, solely in the event that all such Crestview Registrable Securities are beneficially owned by Persons other than (a) Crestview Investor and its Affiliates (without regard to any permitted transferees under Section 6.1 hereof, other than Affiliates of Crestview Investor) or (b) a Follow-on Investor, (iii) the date that the Company ceases to be Form S-3 eligible, in which event the Company will use its commercially reasonable efforts to file a Crestview Shelf Resale Registration on Form S-1 or any other applicable form on which it is then eligible for such resales with the SEC as promptly as practicable after the Company ceased to be Form S-3 eligible for such resales, and (iv) the third (3rd) anniversary of the effective date of such Crestview Shelf Resale Registration (exclusive of any period during which the holders of Registrable Securities are prohibited or impaired from disposition of Registrable Securities by reason of the occurrence of a Permitted Interruption); provided, however, that such third (3rd) anniversary shall be at least three years after the Crestview Lockup Expiration Date (exclusive of any period during which the holders of Registrable Securities are prohibited or impaired from disposition of Registrable Securities by reason of the occurrence of a Permitted Interruption). Notwithstanding the foregoing, Crestview Investor shall not be permitted to sell, pursuant to the Crestview Shelf Resale Registration and during any six-month period from and after the effectiveness of the Crestview Shelf Resale Registration, shares in an amount that represents more than one-half (1/2) of the aggregate amount of the Crestview Registrable Securities that it received at the Closing (but, for the avoidance of doubt, Crestview Investor will be permitted to sell during such six-month period by means other than pursuant to the Crestview Shelf Resale Registration so long as Crestview Investor is in compliance with the Stockholders’ Agreement). Upon the written request of Crestview Investor, the Company will file and seek effectiveness of a post-effective amendment to the Crestview Shelf Resale Registration to register additional Crestview Registrable Securities to the extent that they were not included in the Crestview Shelf Resale Registration Statement at the time it was declared effective by the SEC.

(b) The Company has filed a Shelf Registration Statement (File No. 333-176294), providing for the resale of the Syndicate Registrable Securities (the “Syndicate Shelf Resale Registration” and, together with the Crestview Shelf Resale Registration, the “Shelf Resale Registrations”), and will use commercially reasonable efforts to amend the Syndicate Shelf Resale Registration with respect to all Investors who had executed and delivered a definitive UBS Securities Purchase Agreement and provided the requisite selling securityholder information on or before the date of Closing, and (y) cause the Syndicate Shelf Resale Registration to be declared effective by the SEC within five (5) Business Days of the Closing. The Company will keep the Syndicate Shelf Resale Registration continuously effective until the earliest of (i) the date that all Syndicate Registrable Securities registered thereunder have been sold pursuant to such Syndicate Shelf Resale Registration, (ii) the date that all such Syndicate Registrable Securities may be sold under Rule 144 without the volume or manner of sale restrictions under such rule (assuming for such purpose that the Company is not in compliance with the current public information requirements of Rule 144), solely in the event that all Syndicate Registrable Securities are beneficially owned by Persons other than (a) Persons that are Investors as of the date hereof (without regard to any permitted transferees under Section 6.1 hereof) or (b) Follow-on Investors, (iii) the date that the Company ceases to be Form S-3 eligible for such resales, in which event the Company will use its commercially reasonable efforts to file a Syndicate Shelf Resale Registration on Form S-1 or any other applicable form on which it is then eligible for such resales with the SEC as promptly as practicable after the Company ceased to be Form S-3 eligible for such resales, and (iv) the third (3rd) anniversary of the effective date of such Syndicate Shelf Resale Registration (exclusive of any period during which the holders of Registrable Securities are prohibited or impaired from disposition of Registrable Securities by reason of the occurrence of a Permitted Interruption).

(c) The Investors who hold Registrable Securities each shall be entitled, at any time and from time to time when the applicable Shelf Resale Registration is effective, to sell such Registrable Securities pursuant to such Shelf Resale Registration (each, a “Shelf Takedown”). The resale of Registrable Securities pursuant to a Shelf Resale Registration may, from time to time (without limitation as to the number of times) from and after the date such Shelf Resale Registration is declared effective by the SEC, be an underwritten offering upon the written request of one or more Investors beneficially owning at least ten percent (10%) of the outstanding Company Common Stock or anticipating a minimum of $50 million in aggregate gross proceeds from such offering. If any Investor wishes to request that a Shelf Takedown be an underwritten Shelf Takedown, then, prior to making such request, such Investor will provide five (5) Business Days’ notice to the Company and the Company will promptly notify each other Investor of such initiating Investor’s intent and each other Investor shall be permitted, upon delivery of a written notice to the Company prior to the expiration of such five (5) Business Day period, to have its Registrable Securities included in such request for an underwritten Shelf Takedown. In the event that any Person(s) so requests such an underwritten offering, then (i) the other Investors shall have the right to exercise piggyback registration rights with respect to such offering, subject to Section 2.1(f), and (ii) the provisions of Section 3.1(b) shall apply thereto. In the event, and to the extent, that an Investor requests to participate in an underwritten Shelf Takedown and the Registration Statement pursuant to which the underwritten Shelf Takedown will be effected does not already include Registrable Securities held by such requesting Investor, and such Registrable Securities may not otherwise be included in the underwritten Shelf Takedown pursuant to the rules and regulations of the SEC, then the Company and such Investor will cooperate and use all commercially reasonable efforts to amend the Registration Statement, to the extent permitted by the rules and regulations of the SEC, in order to include such Investor, and the securities it proposes to sell, in the Shelf Takedown, as selling securityholder thereunder. Each Investor, if applicable, shall use its commercially reasonable efforts to cooperate in taking any customary actions necessary or appropriate, including providing such information to the

Company as is reasonably requested, to permit any such Investor to exercise its piggyback registration rights in such circumstances.

(d) If a Shelf Resale Registration ceases to be effective for any reason at any time (other than (i) because all securities included within the Shelf Resale Registration have been sold or have ceased to be Registrable Securities or (ii) after the third (3rd) anniversary of the date that the Shelf Resale Registration is declared effective by the SEC (or, in the case of Crestview Investor, the third (3rd) anniversary of the Crestview Lockup Expiration Date, if later) (exclusive of any period during which the holders of Registrable Securities are prohibited or impaired from disposition of Registrable Securities by reason of the occurrence of a Permitted Interruption)), the Company shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall use commercially reasonable efforts to amend the Shelf Resale Registration as soon as reasonably practicable and in no event later than forty five (45) days of such cessation of effectiveness in a manner to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration Statement pursuant to Rule 415 promulgated under the Securities Act (or any successor thereto) covering all of the Registrable Securities included in the Shelf Resale Registration (in which case the provisions of Sections 2.1(a), 2.1(b), 2.1(c) and 2.1(d) shall apply to such subsequent or additional Shelf Registration Statement).

(e) In any underwritten Shelf Takedown, the Investors holding a majority of the Registrable Securities (on an as-exercised basis) requested to be included in such Shelf Takedown, shall have the right to select the managing underwriter, provided that such managing underwriter shall be reasonably acceptable to the Company. If the managing underwriters advise any Person requesting such Shelf Takedown and the Company that, in their opinion, the number of securities requested to be included in such underwritten offering exceeds the amount that can be sold in such underwritten offering without adversely affecting the distribution (including the timing and/or price at which the Registrable Securities can be sold) of the securities being offered, such underwritten offering will include only the number of securities that the underwriters advise in their reasonable good faith judgment can be sold in such underwritten offering without having an adverse effect on the distribution (including the timing and/or price at which the Registrable Securities can be sold) of the securities being offered. The Company will include in such underwritten offering pursuant to the Shelf Resale Registration, to the extent of the number of securities which such Investors requesting such Shelf Takedown and the Company are so advised can be sold in such underwritten offering, (i) first, during the Applicable Period, securities proposed to be sold by the BofA Investors; (ii) second, securities proposed to be sold by the Investors initiating the Shelf Takedown, pro rata, on the basis of the number of Registrable Securities requested to be included (on an as-exercised basis); (iii) third, any Existing Registrable Securities as to which piggyback rights have been exercised by any holders thereof, pro rata on the basis of the number of such securities requested to be included; (iv) fourth, any other securities as to which piggyback rights have been exercised by any holders of Company securities, pro rata on the basis of the number of securities requested to be included, and (v) fifth, any other securities of the Company that the Company has agreed to include, pro rata on the basis of the number of securities requested to be included.

2.2 Crestview Investor Demand Registration Rights. Commencing eighteen (18) months after the Closing, Crestview Investor shall have three (3) rights, exercisable by written notice to the Company, to request that the Company effect the registration under the Securities Act of all or any portion of the Crestview Registrable Securities (a “Demand Registration”). The Company shall use commercially reasonable efforts to prepare and file with the SEC a Registration Statement with respect to such Demand Registration, and to cause such Registration Statement filed pursuant to this Section 2.2 to become effective as promptly as practicable after such filing, and, subject to Section 2.6(c) hereof, to remain effective until the earlier of (i) the date on which all Crestview Registrable Securities included within such Registration Statement have been sold and (ii) the expiration of one (1) year from the date such Registration Statement first becomes effective (exclusive of any period during which the holders of Registrable Securities are prohibited or impaired from disposition of Registrable Securities by reason of the occurrence of a Permitted Interruption), at which time the Company shall have the right to deregister any of such securities that remain unsold. For the avoidance of doubt, a request by Crestview Investor to file the Crestview Shelf Resale Registration Statement or any replacement thereof pursuant to Section 2.1(a) shall not constitute a Demand Registration. For purposes of this Section 2.2 and any Demand Registration hereunder, the rights of Crestview Investor with respect thereto shall not be transferable unless the transferee holds a majority of the Crestview Registrable Securities that Crestview Investor received as of the Closing, and otherwise complies with Section 6.1 hereof.

2.3 Piggyback Registration Rights. If the Company at any time proposes to register any securities (whether pursuant to the exercise of demand registration rights by a securityholder of the Company or at the initiative of the Company) under the Securities Act in connection with an underwritten public offering of such securities for cash, or to undertake an underwritten offering of securities that are already registered on an effective Registration Statement (an “Underwritten Takedown”), whether for its own account or for the account of other securityholders, and the form of registration statement prospectus, as the case may be, to be used may be used for the registration, or the Underwritten Takedown, of Registrable Securities beneficially owned by the Investors (for the avoidance of doubt, Crestview Investor shall not have the right to piggyback during the period prior to the date that is eighteen (18) months after Closing) (“Piggyback Investors”), any Piggyback Investor may, by written notice to the Company, request that any or all Registrable Securities held by such Piggyback Investor be included in such proposed underwritten offering, or Underwritten Takedown, of securities by the Company under the Securities Act (a “Piggyback Registration”). The Company will facilitate such Piggyback Registration in the manner described in this Agreement. Notwithstanding anything in this Agreement to the contrary, (i) the Investors will not have piggyback rights under this Agreement or otherwise with respect to the initial filing of the CMP Registration Statement (but will have piggyback rights with respect to an Underwritten Takedown thereunder), and (ii) the Investors will not have piggyback or other registration rights with respect to registered primary offerings by the Company (A) covered by a Form S-8 Registration Statement (or a successor form) applicable to employee benefit-related offers and sales, (B) where the securities are not being sold by the Company for cash, (C) covered by a registration statement on Form S-4 (or successor form) or (D) relating to a corporate reorganization pursuant to Rule 145 promulgated under the Securities Act (or any successor thereto). In the event, and to the extent, that an Investor requests to participate in an Underwritten Takedown and the Registration Statement pursuant to which the Underwritten Takedown will be effected does not already include Registrable Securities held by such requesting Investor, and such Registrable Securities may not otherwise be included in the Underwritten Takedown pursuant to the rules and regulations of the SEC, then the Company and such Investor will cooperate and use all commercially reasonable efforts to amend the Registration Statement, to the extent permitted by the rules and regulations of the SEC, in order to include such Investor, and the securities it proposes to sell, in the Underwritten Takedown, as selling securityholder thereunder.

2.4 Additional Demand Registrations. If the Company effects the registration of less than seventy five percent (75%) of the Registrable Securities requested to be included by Crestview Investor in a Demand Registration under Section 2.2 solely as a result of the operation of Section 3.3, then Crestview Investor shall be entitled to request, and the Company shall effect, an additional Demand Registration; provided, that at least six (6) months have elapsed since the effective date of the most recent Demand Registration pursuant to Section 2.2. If the Company withdraws or suspends any Demand Registration pursuant to Section 2.6(c) before the expiration of such Demand Registration under Section 2.2, and before all of the Crestview Registrable Securities covered by such Demand Registration have been sold pursuant thereto (or in the case of any withdrawal by Crestview Investor following the occurrence of a Permitted Interruption in accordance with Section 2.6(c)), then Crestview Investor shall be entitled to request, and the Company shall effect, an additional Demand Registration. Other than in the case of any withdrawal by Crestview Investor following the occurrence of a Permitted Interruption in accordance with Section 2.6(c), which is addressed by the preceding sentence, if Crestview Investor withdraws all of its Crestview Registrable Securities from a Demand Registration and Crestview Investor reimburses all of the Registration Expenses incurred by the Company in connection with such withdrawn Demand Registration, then Crestview Investor shall be entitled to request, and the Company shall effect, an additional Demand Registration. Any such additional Demand Registration pursuant to this Section 2.4 shall be requested and effected in the manner and subject to the procedures that applied with respect to the initial Demand Registration.

2.5 Effective Registration Statement. A Demand Registration pursuant to Section 2.2 shall not be deemed to have been effected, without limiting Section 2.4, and shall not count against the limit on the number of such registrations set forth in Section 2.2 unless (i) a Registration Statement with respect thereto has become effective and, after it has become effective, such Demand Registration is not interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason, and (ii) the sale of Registrable Securities contemplated thereby (if underwritten) has been consummated.

2.6 Limitations on Demand and Piggyback Rights.

(a) With respect to any registrations requested pursuant to Section 2.2 or Section 2.4, the Company may include in such registration any other equity securities of the Company.

(b) Subject to Section 6.5, any demand for the filing of a Registration Statement pursuant to Sections 2.1(a), 2.2 or 2.4 will be subject to the constraints of any applicable lockup arrangements entered into by the Company in connection with a then pending underwritten offering, and such demand must be deferred until such lockup arrangements no longer apply. If a demand pursuant to Sections 2.1(a), 2.2 or 2.4 has been made under this

Article II, no further demands may be made by the same Person so long as the related offering is still being pursued in good faith.

(c) The Company may postpone the filing of any Registration Statement or suspend the effectiveness of any Registration Statement, any amendment or post-effective amendment thereto or prospectus supplement for a reasonable “blackout period”, as described below, if (and, subject to the foregoing, only for so long as) the board of directors of the Company determines in good faith (as certified in writing by an officer of the Company) that such registration, offering, amendment or supplement (i) would materially interfere with a bona fide business, financing or acquisition (including any merger, reorganization, consolidation, tender offer or similar transaction) transaction of the Company, (ii) is reasonably likely to require premature disclosure of material, nonpublic information, the premature disclosure of which the board of directors reasonably determines in the exercise of its good faith judgment (and not for the avoidance of its obligations under this Agreement) would not be in the best interests of the Company, or (iii) could not be effected by the Company in compliance with the applicable financial statement requirements under the Securities Act or Exchange Act (such event described in this Section 2.6(c) during which the Company is not required to make such filing, amendment or supplement is herein referred to as a “Permitted Interruption”); provided, however, that the Company shall not postpone the filing of a demanded Registration Statement or suspend the effectiveness of any Registration Statement pursuant to clauses (i) and (ii) of this Section 2.6 for more than (i) an aggregate of 30 days during the first six-month period following the Closing, (ii) an aggregate of 90 days (of which only 30 days may be used during the first six-month period following Closing) prior to the one-year anniversary of the Closing, and (iii) following the first anniversary of the Closing, (A) 120 consecutive days, and (B) an aggregate of 180 days in any 360 day period. Upon the occurrence of any Permitted Interruption resulting from the matters described in clause (iii) of the definition thereof, the Company shall use commercially reasonable efforts to take such actions as necessary to permit the use of such Registration Statement as soon as possible. The Company agrees to notify each of the Investors affected by a Permitted Interruption in writing as promptly as practicable upon each of the commencement and the termination of each Permitted Interruption. The Company shall not be required in such notice of a Permitted Interruption to disclose the cause for such Permitted Interruption, and each Investor agrees, subject to applicable law, that it will not disclose receipt of such notice of Permitted Interruption to any Person, except such officers, directors, employees, advisors or representatives of such Investor as have a need to know and who agree to keep such information confidential. Each Investor agrees that, upon receipt of any such notice from the Company, such Investor will forthwith discontinue disposition of Registrable Securities pursuant to the applicable Registration Statement until such Investor’s receipt of the Company’s notice as to the termination of the Permitted Interruption. In the event of a Permitted Interruption that would postpone the filing of a Registration Statement with the SEC, the Investor(s) initiating such Registration Statement shall have the right to withdraw their request for registration (and, to the extent applicable, such Registration Statement shall not count against the limit on Demand Registrations set forth in Section 2.2) and Investors that have exercised piggyback rights with respect to such Registration Statement shall have the right to withdraw their request for piggyback registration of their Registrable Securities by giving written notice to the Company within ten (10) days following receipt of the Company’s notice as to termination of the Permitted Interruption. No such withdrawal shall affect the obligations of the Company with respect to Registrable Securities not so withdrawn and the duration of the applicable period in which a Registration Statement is to remain effective shall be extended by the number of days of any such Permitted Interruption. The Company shall reimburse each holder of Registrable Securities for all costs and expenses reasonably incurred by such Investor in connection with the postponement or withdrawal of such a filing.

ARTICLE III

NOTICES, CUTBACKS AND OTHER MATTERS

3.1 Notifications.

(a) In order for one or more Investors to exercise their right to demand that a Registration Statement be filed or an underwritten offering be pursued, they must so notify the Company in writing indicating the number of securities sought to be registered or underwritten. The Company will keep the Investors contemporaneously apprised of all pertinent aspects of its pursuit of any registration or underwriting, whether pursuant to a Demand Registration or otherwise, with respect to which a Piggyback Registration opportunity is available. Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain the confidentiality of these discussions.

(b) Any Investor wishing to exercise its piggyback registration rights with respect to a Registration Statement or an underwritten offering must notify the Company within the time periods set forth herein (and the Company shall promptly notify the other Piggyback Investors thereof) of the number of securities it seeks to have included in such Registration Statement. Such notice must be given as soon as practicable, but, subject to the next sentence hereof, in no event later than 5:00 pm, New York City time, on the second trading day prior to (i) if applicable, the date on which the preliminary prospectus intended to be used in connection with pre-effective marketing efforts for the relevant offering is expected to be finalized, and (ii) in any case, the date on which the pricing of the relevant offering is expected to occur. Subject to Section 2.3, in the event that any sale of securities pursuant to a Registration Statement is underwritten, the Company shall promptly notify each Piggyback Investor of such development and the Piggyback Investors and/or such other stockholders of the Company (as applicable) shall have three (3) Business Days after receipt of such notice to request the inclusion of such Registrable Securities in the registration by the Company under the Securities Act in connection with such proposed registration of securities.

3.2 Plan of Distribution; Underwriters. The resale of Registrable Securities pursuant to a Demand Registration may be made from time to time from and after the date the Demand Registration Statement is declared effective by the SEC, upon the written request of Crestview Investor, pursuant to an underwritten offering; provided that any such underwritten request anticipates a minimum of $50 million in aggregate gross proceeds from such offering. Crestview Investor shall be entitled to determine the plan of distribution and to select its counsel (which, at the election of Crestview, may be the same as counsel for the Company). The underwriters of any underwritten offering pursuant to a Demand Registration shall be selected by Crestview Investor, subject, however, to the prior approval of the Company, which approval shall not be unreasonably withheld or delayed; provided, however, that Crestview Investor shall not be required to pursue an underwritten offering upon exercise of the Demand Registration.

3.3 Cutbacks. If the managing underwriters advise the Company and the selling Investors that, in their reasonable good faith opinion, the number of securities requested to be included in an underwritten offering (other than any resale of Registrable Securities pursuant to a Shelf Resale Registration that is an underwritten offering, which shall be subject to Section 2.1(f)) exceeds the amount that can be sold in such offering without adversely affecting the distribution (including the timing and/or price at which the Registrable Securities can be sold) of the securities being offered, such offering will include only the number of securities that the underwriters advise can be sold in such offering without having an adverse effect on the distribution (including the timing and/or price at which the Registrable Securities can be sold) of the securities being offered. The Company will include in such Registration Statement (other than any resale of Registrable Securities pursuant to the Shelf Resale Registration that is an underwritten offering, which shall be subject to Section 2.1(f)), to the extent of the number of securities which the Company is so advised can be sold in such offering, (i) first, all securities proposed by Company, if any, to be sold for its own account, in the case of an underwritten offering initiated by the Company; (ii) second, during the Applicable Period, securities proposed to be sold by the BofA Investors; (iii) third, Registrable Securities proposed to be sold by the Investor(s) initiating the registration, pro rata, on the basis of the number of Registrable Securities owned by the Investors who requested to be included (including, if applicable, Class A Warrants on an as-exercised basis); (iv) fourth, any Existing Registrable Securities as to which piggyback rights have been exercised by any holders thereof, pro rata on the basis of the number of such securities requested to be included; (v) fifth, any other Registrable Securities as to which piggyback rights have been exercised by any holders thereof, pro rata on the basis of the number of securities requested to be included, (vi) sixth, any other securities as to which piggyback rights have been exercised by any holders of Company securities, pro rata on the basis of the number of securities requested to be included, and (vii) seventh, any other securities of the Company that the Company has agreed to include, pro rata on the basis of the number of securities requested to be included.

3.4 Withdrawals. Without limiting any Investor’s withdrawal rights pursuant to Section 2.6(c), even if securities held by any Investor have been part of a registered underwritten offering, such Investor may, no later than the time at which the public offering price and underwriters’ discount are determined with the managing underwriter, decline to sell all or any portion of the securities being offered for its account. In the event of such a withdrawal, the Company and any Investor having the right to participate in such offering may, in their discretion, include additional securities in such offering in replacement of any securities so withdrawn without requiring any further notice or piggyback registration rights with respect to the Investor that has withdrawn its securities.

3.5 Lockups.

(a) In connection with any underwritten offering of Registrable Securities, (i) the Company (and each of its executive officers and directors) and (ii) each Investor which is selling Registrable Securities pursuant to its rights hereunder will agree to be bound by the underwriting agreement’s lockup restrictions (the “Lockup Restrictions”) (which must apply, and continue to apply, in a like manner to each of the Company (and each of its executive officers and directors) and Investors participating in the underwritten offering (except to the extent each of foregoing is released, pro rata, on the basis of the number of Registrable Securities held (on an as-exercised basis)) that are agreed to (a) by the Company (if a majority of the securities being sold in such underwritten offering are being sold for its account) or (b) by Investors holding a majority of Registrable Securities being sold by all Investors in such underwritten offering (if a majority of the securities being sold in such underwritten offering are being sold by Investors), as applicable (including, if applicable, Class A Warrants on an as-exercised basis).

(b) Without limiting Section 3.5(a), following the date that is eighteen (18) months after the Closing, in connection with any underwritten offering of Registrable Securities, each Investor that is not selling Registrable Securities in such underwritten offering pursuant to its rights hereunder (other than any Excluded Investor (as of the date on which the Lockup Restrictions become effective)) will agree to be bound by the Lockup Restrictions with respect to all of such Investor’s Registrable Securities, if reasonably requested by the managing underwriter or underwriters in an underwritten offering as being necessary, in their good faith, for the success of the underwritten offering, for a maximum period beginning seven days prior to, and ending on the 90th day following, the effective date of any such underwritten offering, to the extent that the Company, each of its executive officers and directors and the Investors (other than any Excluded Investor) are bound by the Lockup Restrictions in a like manner (except to the extent the Investors subject to the Lockup Restrictions and each of the foregoing is released, pro rata, on the basis of the number of Registrable Securities beneficially owned (including, if applicable, Class A Warrants on an as-exercised basis)) except to the extent to required to effect a redemption request made by a limited partner or investor in an Investor in accordance with such Investor’s organizational documents and provided that such Lockup Restrictions shall not apply to sales (in a single transaction or in a series of transactions, whether or not related) of Registrable Securities constituting less than 0.75% of the outstanding Company Common Stock as of such sale.

3.6 Expenses. All costs and expenses incurred in connection with any Registration Statement or registered offering that includes securities held by Investors (including the costs incurred in connection with the obligations in Section 4.2), including all registration and filing fees, including FINRA filing fees, printing expenses, reasonable fees and disbursements of counsel (including the fees and disbursements of one outside counsel for Investors selected by the holders of the majority of the Registrable Securities (on an as-exercised basis) to be included in such Registration Statement and of the independent certified public accountants, and the expense of qualifying such securities under state blue sky laws (all such expenses, the “Registration Expenses”), will be borne by the Company. However, underwriters’, brokers’ and dealers’ discounts and commissions, or similar fees of securities industry professionals and applicable transfer taxes, if any, in each case relating to securities sold for the account of an Investor will be borne by such Investor.

ARTICLE IV

FACILITATING REGISTRATIONS AND OFFERINGS

4.1 General. If the Company becomes obligated under this Agreement to facilitate a registration or offering of Registrable Securities on behalf of Investors, the Company will do so with the same degree of care and dispatch as would reasonably be expected in the case of a registration and offering by the Company of securities for its own account. Without limiting this general obligation, the Company will fulfill its specific obligations as described in this Article IV.

4.2 Registration Statements. In connection with each Registration Statement (including any Shelf Resale Registration, Demand Registration and any other registration statement as to which piggyback rights apply), the Company will:

(a) (i) prepare and file with the SEC a Registration Statement (or an amendment or supplement to any Shelf Resale Registration) covering the applicable Registrable Securities, (ii) file amendments thereto as warranted, (iii) seek the effectiveness thereof, and (iv) file with the SEC prospectuses and prospectus supplements as may be required, all in consultation with the Investors and as reasonably necessary in order to permit the offer and sale of the such Registrable Securities in accordance with the applicable plan of distribution;

(b) (1) within a reasonable time prior to the filing of any Registration Statement, any prospectus, any amendment to a Registration Statement, amendment or supplement to a prospectus or any Free Writing Prospectus, provide copies of such documents to the selling Investors and to the underwriter or underwriters of an underwritten offering, if applicable, and to their respective counsel; fairly consider such reasonable changes in any such documents prior to or after the filing thereof as the counsel to the Investors or the underwriter or the underwriters may request; and make such of the representatives of the Company as shall be reasonably requested by the selling Investors or any underwriter available for discussion of such documents;

(2) within a reasonable time prior to the filing of any document which is to be incorporated by reference into a Registration Statement or a prospectus, provide copies of such document to counsel for the Investors and underwriters; fairly consider and include such reasonable changes in such document prior to or after the filing thereof as counsel for such Investors or such underwriter shall request; and make such of the representatives of the Company as shall be reasonably requested by such counsel available for discussion of such document;

(3) with respect to each Free Writing Prospectus or other materials to be included in the Disclosure Package, ensure that no Registrable Securities be sold “by means of” (as defined in Rule 159A(b) promulgated under the Securities Act) such Free Writing Prospectus or other materials without the prior written consent of the Holders of the Registrable Securities covered by such Registration Statement, which Free Writing Prospectuses or other materials shall be subject to the review of counsel to such selling Holders, and make all required filings of all Free Writing Prospectuses with the SEC;

(c) cause each Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such Registration Statement, amendment or supplement and during the distribution of the registered securities (x) to comply in all material respects with the requirements of the Securities Act and Exchange Act and the rules and regulations of the SEC and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(d) notify each Investor promptly, and, if requested by such Investor, confirm such advice in writing, (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective if such Registration Statement or post-effective amendment is not automatically effective upon filing pursuant to Rule 462 of the Securities Act (or any successor thereto), (ii) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iii) if, between the effective date of a Registration Statement and the closing of any sale of securities covered thereby pursuant to any agreement to which the Company is a party, the representations and warranties of the Company contained in such agreement cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (iv) of the happening of any event during the period a Registration Statement is effective as a result of which such Registration Statement or the related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading;

(e) furnish counsel for each underwriter, if any, and for the respective Investors copies of any correspondence with the SEC or any state securities authority relating to the Registration Statement or prospectus or prospectus supplement or other amendment thereof;

(f) otherwise comply with all applicable rules and regulations of the SEC, including making available to its security holders an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor thereto); and

(g) use all reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible time.

4.3 Due Diligence. In connection with each registration and offering of securities to be sold by Investors, the Company will, in accordance with customary practice, make available for inspection by representatives of the Investors and underwriters and any counsel or accountant retained by such Investor or underwriters all relevant financial and other records, pertinent corporate documents and properties of the Company and cause appropriate officers, managers and employees of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with their due diligence exercise.

4.4 Information from Investors. Each Investor that holds securities covered by any Registration Statement will furnish to the Company such information regarding itself as is required to be included in the Registration Statement, the ownership of securities by such Investor and the proposed distribution by such Investor of such securities, and make such customary representations to the Company, as the Company may from time to time reasonably request in writing; provided that no Investor shall be required to make any representation or warranty to the Company or the underwriters except such as relate to such Investor’s ownership of shares and the authority, and absence of conflicts, with respect to entering into an underwriting and related agreements and to such Investor’s intended method of distribution. Subject to Section 4.2(b), each Investor authorizes the Company to include such written information (without independently verifying the accuracy or completeness thereof) in the applicable Registration Statement or other documents prepared or filed in connection therewith. Each Investor further agrees to promptly notify the Company of any inaccuracies or changes in the information provided to the Company that it becomes aware of that may occur subsequent to the date such information was provided to the Company at any time while a Registration Statement including such information pertaining to securities owned by such Investor remains effective. Each Investor agrees to distribute Registrable Securities included in the Registration Statement only in the manner described in the applicable Registration Statement.

4.5 Additional Agreements of Investors.

(a) Each Investor agrees to, following such time that such Investor becomes aware, as expeditiously as possible, (i) notify the Company of the occurrence of any event that makes any statement regarding such Investor made in any Registration Statement or any related prospectus that includes Registrable Securities of such Investor untrue in any material respect or that requires the making of any changes in either a Registration Statement or prospectus that includes Registrable Securities of such Investor so that, in such regard, (A) in the case of a Registration Statement, it will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein regarding such Investor or necessary to make the statements therein regarding such Investor not misleading and (B) in the case of a prospectus, it will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein regarding such Investor or necessary to make the statements therein regarding such Investor, in light of the circumstances in which they were made, not misleading, and (ii) provide the Company with such information regarding such Investor as may be required to enable the Company to prepare a supplement or post-effective amendment to the applicable Registration Statement or a supplement to such prospectus.

(b) Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.2(d)(ii) or Section 4.2(d)(iv) hereof, such Investor will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until such Investor’s receipt of the copies of any necessary supplements or amendments to such Registration Statement or applicable prospectus, and, if so directed by the Company, such Investor will deliver to the Company all copies in its possession, other than permanent file copies then in such Investor’s possession, of the Registration Statement or applicable prospectus covering such Registrable Securities at the time of receipt of such notice. Each Investor agrees that in the event it receives any notice from the Company under Section 4.2(d)(ii) or Section 4.2(d)(iv), it will not disclose such fact to any Person (other than its Representatives) unless such information is public.

4.6 Non-Shelf Registered Offerings and Shelf Takedowns. In connection with any non-shelf registered offering or Shelf Takedown that is demanded by Investors or as to which piggyback rights otherwise apply, the Company will:

(a) cooperate with the selling Investors and the sole underwriter or managing underwriter of an underwritten offering, if any, to facilitate the timely preparation and delivery of certificates representing the securities to be sold and not bearing any restrictive legends; and enable such securities to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as the selling Investors or the sole underwriter or managing underwriter of an underwritten offering, if any, may reasonably request at least five days prior to any sale of such securities;

(b) furnish to each Investor and to each underwriter, if any, participating in the relevant offering, without charge, as many copies of the applicable prospectus, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as such Investor or underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities; the Company hereby consents to the use of the prospectus, including each preliminary prospectus, by each such Investor and underwriter in connection with the offering and sale of the securities covered by the prospectus or the preliminary prospectus;

(c) (i) use all commercially reasonable efforts to register or qualify the Registrable Securities being offered and sold, no later than the time the applicable registration statement becomes effective, under all applicable state securities or “blue sky” laws of such jurisdictions as each underwriter, if any, or any Investor holding securities covered by a registration statement, shall reasonably request; (ii) use all commercially reasonable efforts to keep each such registration or qualification effective during the period such registration statement is required to be kept effective; and (iii) do any and all other acts and things which may be reasonably necessary or advisable to enable each such underwriter, if any, and/or Investor to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Investor; provided, however, that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to consent to be subject to general service of process (other than service of process in connection with such registration or qualification or any sale of securities in connection therewith) in any such jurisdiction;

(d) cause all shares of Class A Common Stock (including shares of Class A Common Stock issuable upon conversion of any Registrable Securities) that are Registrable Securities being sold to be qualified for inclusion in or listed on NASDAQ or any other U.S. securities exchange on which securities issued by the Company are then so qualified or listed if so requested by the Investors, or if so requested by the underwriter or underwriters of an underwritten offering of Registrable Securities;

(e) provide a transfer agent and registrar for all Registrable Securities;

(f) obtain a CUSIP/ISIN number for all such Registrable Securities, to the extent applicable, in each case not later than the effective date of the applicable Registration Statement;

(g) cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter in an underwritten offering;

(h) if requested by any participating Investor or the underwriters, promptly include in a prospectus supplement or amendment such information as the Investor or managing underwriters may reasonably request, including in order to permit the intended method of distribution of such securities, and make all required filings of such prospectus supplement or such amendment as soon as reasonably practicable after the Company has received such request;

(i) use all commercially reasonable efforts to facilitate the distribution and sale of any Registrable Securities to be offered pursuant to this Agreement, including by making road show presentations, holding meetings with and making calls to potential investors and taking such other actions as shall be requested by the Investors or the lead managing underwriter of an underwritten offering; and

(j) enter into customary agreements (including, in the case of an underwritten offering, underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and in connection therewith:

(1) make such representations and warranties to the selling Investors and the underwriters, if any, in form, substance and scope as are customarily made by issuers to selling securityholders and underwriters, as the case may be, in similar underwritten offerings;

(2) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the lead managing underwriter, if any) addressed to the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by underwriters;

(3) obtain “cold comfort” letters and updates thereof from the Company’s independent certified public accountants addressed to the selling Investors, if permissible, and the underwriters, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in “comfort” letters to underwriters in connection with primary underwritten offerings; and

(4) to the extent requested and customary for the relevant transaction, enter into a securities sales agreement with the Investors providing for, among other things, the appointment of a representative as agent for the selling Investors for the purpose of soliciting purchases of Registrable Securities, which agreement shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants.

The above shall be done at such times as customarily occur in similar registered offerings or shelf takedowns.

ARTICLE V

INDEMNIFICATION

5.1 Indemnification by the Company. In the event of any registration under the Securities Act by any Registration Statement or any offering, pursuant to rights granted in this Agreement, of Registrable Securities held by Investors, the Company will indemnify, defend and hold harmless Investors, each director, officer, employee and Affiliate of each Investor and each other Person, if any, who controls such Investor within the meaning of the Securities Act (each, an “Investor Indemnified Person”), against any losses, claims, damages, or liabilities (including legal fees and costs of court), joint or several, to which such Investor Indemnified Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or any actions in respect thereof) arise out of or are based upon any untrue statement of a material fact or alleged untrue statement of any material fact (a) contained in any Registration Statement under which such securities were registered under the Securities Act or any amendment or supplement to any of the foregoing, or which arise out of or are based upon the omission of a material fact or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) contained in any preliminary prospectus, if used prior to the effective date of such Registration Statement, or in the final prospectus (as amended or supplemented if the Company shall have filed with the SEC any amendment or supplement to the final prospectus) or other Disclosure Package or offering document, or which arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and will reimburse each Investor Indemnified Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, or liability; provided, however, that (i) the Company shall not be liable to any Investor Indemnified Person in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or such amendment or supplement, in reliance upon and in conformity with information furnished to the Company through a written instrument duly executed by such Investor Indemnified Person specifically for use in the preparation thereof and (ii) with respect to any untrue statement of a material fact or omission of a material fact or alleged untrue statement of a material fact or omission of a material fact made in any preliminary prospectus, or prospectus, the indemnity agreement contained in this Section 5.1 will not inure to the benefit of any Person to the extent that any such losses, claims, damages or liabilities of such Person result from the fact that there was not sent or given to any Person who purchased Registrable Securities, at or prior to the written confirmation of the sale of Registrable Securities to such Person, a copy of the prospectus, as then amended or supplemented (exclusive of material incorporated by reference), if the Company had previously furnished copies thereof to such Person. In connection with any underwritten public offering effected under a Registration Statement, the Company will agree to indemnify the underwriters on terms and conditions customary for such an offering. The Company’s obligations pursuant to this Section 5.1 shall remain in full force and effect regardless of any investigation made by or on behalf of an Investor Indemnified Person, and shall survive the transfer (in accordance with the terms hereof) of such Registrable Securities by the seller thereof.

5.2 Indemnification by Investors. Each Investor will, severally and not jointly, indemnify, defend and hold harmless (in the same manner and to the same extent as set forth in Section 5.1) the Company, each director, officer, employee and Affiliate of the Company and any Person who controls the Company within the meaning of the Securities Act (each, a “Company Indemnified Persons”), with respect to any untrue statement of a material fact or omission of a material fact from any Registration Statement, or any amendment or supplement to it, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company through a written instrument duly executed by such Investor specifically regarding such Investor for use in the preparation of such Registration Statement or amendment or supplement. Each Investor’s obligations pursuant to this Section 5.2 shall remain in full force and effect, regardless of any investigation made by or on behalf of any Company Indemnified Person, and shall survive the transfer of such Registrable Securities by the seller thereof. Notwithstanding the foregoing, the liability of any such Investor shall not exceed an amount equal to the net proceeds realized by such Investor from the sale of Registrable Securities pursuant to such Registration Statement.

5.3 Indemnification Procedures. Promptly after receipt by an Indemnified Person of notice of the commencement of any action involving a claim referred to in the preceding Sections of this Article V, the Indemnified Person will, if a resulting claim is to be made or may be made against an indemnifying party, give written notice to the indemnifying party of the commencement of the action. The failure of any Indemnified Person to give notice shall not relieve the indemnifying party of its obligations in this Article V, except to the extent that the indemnifying party is actually prejudiced by the failure to give such notice. If any such action is brought against an Indemnified Person, the indemnifying party will be entitled to participate in and to assume the defense of the action with counsel reasonably satisfactory to the Indemnified Person, and after notice from the indemnifying party to such Indemnified Person of its election to assume defense of the action, the indemnifying party will not be liable to such Indemnified Person for any legal or other expenses incurred by the latter in connection with the action’s defense. An Indemnified Person shall have the right to employ separate counsel in any action or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Indemnified Person’s expense unless (a) the employment of such counsel has been specifically authorized in writing by the indemnifying party, which authorization shall not be unreasonably withheld, (b) the indemnifying party has not assumed the defense and employed counsel reasonably satisfactory to the Indemnified Person within 30 days after notice of any such action or proceeding, or (c) the named parties to any such action or proceeding (including any impleaded parties) include the Indemnified Person and the indemnifying party and the Indemnified Person shall have been advised by such counsel that there may be one or more legal defenses available to the Indemnified Person that are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the Indemnified Person), it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to all local counsel which is necessary, in the good faith opinion of both counsel for the indemnifying party and counsel for the Indemnified Person in order to adequately represent the indemnified parties) for the Indemnified Person and that all such fees and expenses shall be reimbursed as they are incurred upon written request and presentation of invoices. Whether or not a defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent. No indemnifying party will consent to entry of any judgment or enter into any settlement which (i) does not include as an unconditional term the giving by the claimant or plaintiff, to the Indemnified Person, of a release from all liability in respect of such claim or litigation, (ii) involves the imposition of equitable remedies or the imposition of any non-financial obligations on the Indemnified Person, or (iii) requires or results in an admission of liability on behalf of the Indemnified Persons, or enjoin such Indemnified Persons from taking, or compel such Indemnified Persons to take any action.

5.4 Contribution. If the indemnification required by this Article V from the indemnifying party is unavailable to or insufficient to indemnify, defend and hold harmless an Indemnified Person in respect of any indemnifiable losses, claims, damages, liabilities, or expenses, then the indemnifying party shall contribute to the amount paid or payable by the Indemnified Person as a result of such losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect (i) the relative benefit of the indemnifying and indemnified parties and (ii) if the allocation in clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefit referred to in clause (i) and also the relative fault of the Indemnified Person and indemnifying parties, in connection with the actions which resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the Indemnified Person shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or parties, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damage, liabilities, and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The Company and Investors agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the prior provisions of this Section 5.4.

Notwithstanding the provisions of this Section 5.4, no Investor shall be required to contribute any amount pursuant to Section 5.4 in excess of the amount of the net proceeds received by such Investor in the applicable registration giving rise to indemnification under this Article V. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such a fraudulent misrepresentation.

ARTICLE VI

OTHER AGREEMENTS

6.1 Transfer of Rights.

(a) This Agreement is personal to the parties hereto and not assignable or transferable; provided, however, that notwithstanding the foregoing, an Investor may assign and transfer its rights and obligations under this Agreement with respect to the Registrable Securities transferred or sold to any Person in connection with such transfer or sale, which assignment or transfer shall only be effective upon receipt by the Company of a duly executed commitment by such transferee to be bound by the terms of this Agreement in the form attached hereto as Exhibit A, in which case, the transferring Investor’s rights with respect to such transferred Registrable Securities under this Agreement shall be assigned to, and may be enforced by, such transferee of Registrable Securities, and such transferee shall thereupon have all of the rights and obligations of its transferor hereunder with respect to the transferred Registrable Securities. Notwithstanding the foregoing, no transfer of registration rights under this Agreement shall be permitted if immediately following such transfer the disposition of such Registrable Securities by the transferee is not restricted under the Securities Act, except if such transferee is a Follow-on Investor and such transferee executes and delivers to the Company the commitment described in the immediately preceding sentence. Any assignment or transfer of rights and obligations under this Agreement in violation of this Agreement shall be null and void.

(b) In the event the Company engages in a merger or consolidation in which the Registrable Securities are converted into securities of another company, and which securities are not tradable without registration under the Securities Act, appropriate arrangements will be made so that the registration rights provided under this Agreement continue to be provided to Investors by the issuer of such securities. To the extent such new issuer, or any other company acquired by the Company in a merger or consolidation, was bound by registration rights obligations that would conflict with the provisions of this Agreement, the Company will, unless the Required Investors otherwise agree, use its best efforts to modify any such “inherited” registration rights obligations so as not to interfere in any material respects with the rights provided under this Agreement.

6.2 Limited Liability. Notwithstanding any other provision of this Agreement, neither the members, general partners, limited partners or managing directors, or any directors or officers of any members, general or limited partner, advisory director, nor any future members, general partners, limited partners, advisory directors, or managing directors, if any, of any Investor shall have any personal liability for performance of any obligation of such Investor under this Agreement in excess of the respective capital contributions of such members, general partners, limited partners, advisory directors or managing directors to such Investor.

6.3 Rule 144. If the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, the Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, it will, upon the request of any Investors, make such information available) and will take such further action as any Investor may reasonably request, so as to enable such

Investor to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Investors, the Company will deliver to such Investors a written statement as to whether it has complied with such requirements.

6.4 In-Kind Distributions. If any Investor seeks to effectuate an in-kind distribution of all or part of its Registrable Securities to its direct or indirect equityholders, the Company will cooperate with such Investor and the Company’s transfer agent to facilitate such in-kind distribution in the manner reasonably requested by such Investor.

6.5 No Inconsistent Agreements. The Company has not entered into, and on or after the date of this Agreement will not enter into, any agreement that conflicts with the provisions hereof. The rights granted to the Investors hereunder do not in any way conflict with the rights granted to the holders of the Company’s other issued and outstanding securities under any other agreement. The Company shall not, without the prior written consent of the holders of a majority of the outstanding Registrable Securities (on an as-exercised basis) held by all Investors, grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, if such rights could reasonably be expected, in the good faith determination of the Company’s board of directors, to conflict with or be in parity with the rights of the Investors granted hereunder. The granting by the Company of registration rights to a third party shall not be deemed to be in conflict with or be in parity with the rights of the Investors granted hereunder as long as the provisions of Articles II, III and IV are complied with at all times.

ARTICLE VII

MISCELLANEOUS

7.1 Notices. All notices, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) on the date so given, if delivered personally, (ii) on the date sent, if delivered by facsimile with telephone confirmation of receipt, (iii) on the second Business Day following the date deposited in the mail if mailed via an internationally recognized overnight courier and (iv) on the fourth (4th) Business Day following the date deposited in the mail if mailed via registered or certified mail, return receipt requested, postage prepaid, in each case, to the other party at the following addresses:

if to any Investor, to the address listed on Annex A, with copies (which shall not constitute notice) to the respective persons listed on Annex A.

if to the Company, to:

Cumulus Media Inc.

3280 Peachtree Road, N.W.

Suite 2300

Atlanta, Georgia 30305

Attn: Lewis W. Dickey, Jr.

Facsimile: (404) 949-0700

with a copy (which shall not constitute notice) to:

Jones Day

1420 Peachtree Street, N.E.

Suite 800

Atlanta, GA 30309

Attn: Mark L. Hanson, Esq.

Facsimile: (404) 581-8330

7.2 Section Headings. The article and section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. References in this Agreement to a designated “Article” or “Section” refer to an Article or Section of this Agreement unless otherwise specifically indicated.

7.3 Use of Terms. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. Whenever the words “include”, “included” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof. When used in this Agreement, words such as “herein”, “hereinafter”, “hereof”, “hereto”, and “hereunder” shall refer to this Agreement as a whole, unless the context clearly requires otherwise. The use of the words “or,” “either” and “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Unless stated otherwise, any calculation of a percentage of “Registrable Securities” or “Company Common Stock” under this Agreement shall be made on a fully diluted basis (i.e., as if all Class A Warrants had been exercised and all shares of Company Common Stock had been converted into Class A Common Stock).

7.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

7.5 Consent to Jurisdiction and Service of Process. The parties to this Agreement hereby agree to submit to the jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof in any action or proceeding arising out of or relating to this Agreement.

7.6 WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY

IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.6.

7.7 Amendments; Termination. This Agreement may be amended or modified, or rights may be waived, only by an instrument in writing executed by the Company and the Required Investors; provided, however, that (i) any amendment or modification of or waiver of rights under, this Agreement that is adverse to the Investors (other than Crestview Investors) shall only be undertaken with (and shall only require) the prior written consent of the Company and the holders of a majority of the outstanding Registrable Securities (on an as-exercised basis) held by all Investors (other than Crestview Investors) so affected, except that if any such amendment or modification would materially adversely affect the rights of an Investor hereunder, then the consent of each Investor so affected shall also be required, and (ii) any amendment or modification of or waiver of rights under, this Agreement that is adverse to Crestview Investors shall only be undertaken with (and shall only require) the prior written consent of the Company and Crestview Investors holding a majority of the outstanding Crestview Registrable Securities (on an as-exercised basis) held by all Crestview Investors.

7.8 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the transactions contemplated hereby. The registration rights granted under this Agreement supersede any description thereof in the Investment Agreement, the UBS Securities Purchase Agreement, or any other agreement between or among the Company and one or more of the other parties hereto with respect to the subject matter hereof.

7.9 Severability. The invalidity or unenforceability of any specific provision of this Agreement shall not invalidate or render unenforceable any of its other provisions. Any provision of this Agreement held invalid or unenforceable shall be deemed reformed, if practicable, to the extent necessary to render it valid and enforceable and to the extent permitted by law and consistent with the intent of the parties to this Agreement.

7.10 Counterparts. This Agreement may be executed in multiple counterparts, including by means of facsimile, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

7.11 No Limitation on Convertible Securities. Nothing in this Agreement shall operate to limit the right of any Investor to request the registration of Registrable Securities issuable upon conversion, exchange or exercise of securities beneficially owned by such Investor notwithstanding the fact that at the time of such request, such Investor does not hold the Registrable Securities underlying such securities.

[Remainder of page intentionally blank]

IN WITNESS WHEREOF, the parties have duly executed this Agreement effective as of the date first written above.

CUMULUS MEDIA INC.

By:	/s/ Lewis W. Dickey, Jr.
	Name:	Lewis W. Dickey, Jr.
	Title:	Chairman, President and Chief Executive Officer

CRESTVIEW RADIO INVESTORS, LLC

By:	Crestview Partners II, L.P., its managing member

By:	Crestview Partners II GP, L.P., its general partner

By:	Crestview, L.L.C., its general partner

By:	/s/ Thomas S. Murphy, Jr.
	Name:	Thomas S. Murphy, Jr.
	Title:	Managing Director

Address for Notices:

Crestview Radio Investors LLC c/o Crestview Partners II, L.P. 667 Madison Avenue, 10th Floor New York, NY 10065
Attention:	Jeffrey Marcus
Tom Murphy
Brian Cassidy
Fax: (212) 906-0793 with a copy to (which copy alone shall not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas New York, NY 10019-6064
Attention:	Kenneth M. Schneider
Neil Goldman
Fax: (212) 757-3990

UBS SECURITIES LLC

By:	/s/ Craig Klein
	Name:	Craig Klein
	Title:	UBS Securities LLC Executive Director

By:	/s/ Marybeth Ross
	Name:	Marybeth Ross
	Title	Executive Director

Address:
UBS Securities LLC
299 Park Avenue
New York, New York 10171
Attention: Special Situations Group – Immediate Attention Required
Fax: (203) 719-1516

SYNDICATE INVESTOR: GLOBAL UNDERVALUED SECURITIES MASTER FUND, L.P.

By:	KLEINHEINZ CAPITAL PARTNERS, INC. INVESTMENT MANAGER

Signature:	/s/ James R. Phillips
Print Name:	James R. Phillips
Title:	Chief Financial Officer

Address: 301 Commerce Street Suite 1900 Fort Worth, TX 76102 Phone: 817-348-8100 Fax: 817-348-8010 jkp@kleinheinz.com ajr@kleinheinz.com

SYNDICATE INVESTOR: BHR MASTER FUND, LTD.

Signature:	/s/ William J. Brown
Print Name:	William J. Brown
Title:	President and COO

Address: BHR Capital LLC 545 Madison Ave., 10th FL New York, NY 10022 212-378-0830

SYNDICATE INVESTOR: BHR OC MASTER FUND, LTD.

Signature:	/s/ William J. Brown
Print Name:	William J. Brown
Title:	President and COO

Address: BHR Capital LLC 545 Madison Ave., 10th FL New York, NY 10022 212-378-0830

ARES ENHANCED CREDIT OPPORTUNITIES FUND LTD.

By:	ARES ENHANCED CREDIT OPPORTUNITIES FUND MANAGEMENT, L.P., its manager

By:	ARES ENHANCED CREDIT OPPORTUNITIES MANAGEMENT GP LLC, its general partner

Signature:	/s/Darryl L. Schall
Print Name:	Darryl L. Schall
Title:	Authorized Signatory

Address: 2000 Avenue of the Stars 12th Fl. Los Angeles, CA 90067

ARES SPECIAL SITUATIONS FUND, L.P.

By:	ASSF MANAGEMENT, L.P., its general partner

By:	ASSF OPERATING MANAGER, LLC, its general partner

Signature:	/s/Darryl L. Schall
Print Name:	Darryl L. Schall
Title:	Authorized Signatory

Address: 2000 Avenue of the Stars 12th Fl. Los Angeles, CA 90067

ARES SPECIAL SITUATIONS FUND III, L.P.

By:	ASSF MANAGEMENT III, L.P., its general partner

By:	ASSF OPERATING MANAGER III, LLC, its general partner

Signature:	/s/ Darryl L. Schall

Print Name:	Darryl L. Schall

Title:	Authorized Signatory

Address: 2000 Avenue of the Stars 12th Fl. Los Angeles, CA 90067

ARES STRATEGIC INVESTMENT PARTNERS LTD.

By:	ARES STRATEGIC INVESTMENT MANAGEMENT LLC, as investment manager

Signature:	/s/ Darryl L. Schall

Print Name:	Darryl L. Schall

Title:	Authorized Signatory

Address: 2000 Avenue of the Stars 12th Fl. Los Angeles, CA 90067

ARES STRATEGIC INVESTMENT PARTNERS III, L.P.

By:	ARES STRATEGIC INVESTMENT GP III, LLC, its general partner

Signature:	/s/ Darryl L. Schall

Print Name:	Darryl L. Schall

Title:	Authorized Signatory

Address: 2000 Avenue of the Stars 12th Fl. Los Angeles, CA 90067

ARES SPECIAL SITUATIONS FUND I-B, L.P.

By:	ASSF MANAGEMENT, L.P., its general partner

By:	ASSF OPERATING MANAGER, LLC, its general partner

Signature:	/s/ Darryl L. Schall

Print Name:	Darryl L. Schall

Title:	Authorized Signatory

Address: 2000 Avenue of the Stars 12th Fl. Los Angeles, CA 90067

EXHIBIT A

FORM OF JOINDER TO

REGISTRATION RIGHTS AGREEMENT

This JOINDER to the Registration Rights Agreement, dated as of                     , 2011 (the “Registration Rights Agreement”), of Cumulus Media Inc., a Delaware corporation (the “Company”), is executed on behalf of the undersigned (“Investor”) effective as of the date set forth on the signature page below, with reference to the following facts:

WHEREAS, capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Registration Rights Agreement; and

WHEREAS, Investor is the transferee of Registrable Securities (the “Transferred Registrable Securities”) from a[n] [Crestview] Investor (in this instance, as defined in the Registration Rights Agreement) and in connection with such transfer, the registration rights of such [Crestview] Investor (in this instance, as defined in the Registration Rights Agreement) with respect to the Transferred Registrable Securities are being assigned to Investor in accordance with the terms of Section 6.1 of the Registration Rights Agreement, and the Registration Rights Agreement requires Investor to become a party thereto if Investor desires to avail itself of the registration and other rights therein with respect to the Transferred Registrable Securities, and Investor agrees to do so in accordance with the terms thereof;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees as follows:

1. Agreement to be Bound. Investor hereby agrees that upon execution of this Joinder, Investor shall become a party to the Registration Rights Agreement as a[n] “[Crestview]Investor” and shall be fully bound by, and subject to, and shall be entitled to the benefits of all of the covenants, terms and conditions of the Registration Rights Agreement applicable to a[n] “[Crestview] Investor” and the Transferred Registrable Securities as though an original party thereto.

2. Counterparts. This Joinder may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

3. Notices. For purposes of Section 7.1 of the Registration Rights Agreement, all notices, demands or other communications to Investor shall be directed to Investor’s address set forth below Investor’s signature below.

[Signature Page Follows]

IN WITNESS WHEREOF, Investor has executed this Joinder effective as of the date set forth below.

INVESTOR:

By:

Name:

Title:

ADDRESS:

Date: